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                                EXHIBIT (11)(b)



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the use of our report dated February 9, 2001, with respect to the financial statements of the State Street Equity 500 Index Portfolio included in its Annual Report dated December 31, 2000 that is incorporated by reference into this Post-Effective Amendment No. 30 to the Registration Statement (Form N-1A, 1940 Act File No.811-84) of State Street Research Equity Index Fund, a Series of State Street Research Master Investment Trust.


                                                 /s/ Ernst & Young LLP

                                                 ERNST & YOUNG LLP


Boston, Massachusetts
April 23, 2001